Exhibit 10.45

Dominion Resources, Inc.

2009 Base Salaries for Named Executive Officers*

The 2009 base salaries for Dominion’s named executive officers are as follows: Thomas F. Farrell, II, Chairman, President and Chief Executive Officer–$1,200,000; Thomas N. Chewning, Executive Vice President and Chief Financial Officer–$697,513; Mark F. McGettrick, Executive Vice President (President and Chief Executive Officer–Dominion Generation)–$650,900; Paul D. Koonce, Executive Vice President (Chief Executive Officer–Dominion Energy)–$497,900; and David A. Christian (President and Chief Nuclear Officer–Dominion Nuclear)–$553,800.

*	Effective March 1, 2009